SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]Preliminary Proxy Statement

[ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
   (2))

[X]Definitive Proxy Statement

[ ]Definitive Additional Materials

[ ]Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 COACH USA, INC.
                       ----------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                ------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[ ]Fee computed on table below per Exchange Act Rules l4a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]Fee paid previously with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule
 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                               COACH USA, INC.
                           ONE RIVERWAY, SUITE 500
                             HOUSTON, TEXAS 77056
                              ------------------

                NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 4, 1998

                              ------------------



TO THE STOCKHOLDERS:

      The 1998 Annual Meeting of Stockholders of Coach USA, Inc. (the "Company"), will be held at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024 at 1:30 p.m. on Thursday, June 4, 1998, for the following purposes:

      1. To elect two Class II directors of the Company to hold office until the third succeeding annual meeting of stockholders after their election (the 2001 Annual Meeting) and until their respective successors shall have been elected and qualified.

      2. To approve the amendment and restatement of the 1996 Long-Term Incentive Plan.

      3. To ratify the selection of Arthur Andersen LLP as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the year ending December 31, 1998.

      4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      The holders of record of the Company's common stock at the close of business on April 30, 1998 are entitled to notice of and to vote at the meeting with respect to all proposals. We urge you to sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

                                    By Order of the Board of Directors,

                                    Douglas M. Cerny
                                    SECRETARY

Houston, Texas
May 1, 1998

                               COACH USA, INC.
                           ONE RIVERWAY, SUITE 500
                             HOUSTON, TEXAS 77056
                              ------------------

                               PROXY STATEMENT

                              ------------------


                           MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 4, 1998

                              ------------------


      This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Coach USA, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders or any postponement or adjournment thereof (the "Annual Meeting"), to be held at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024 at 1:30 p.m. on Thursday, June 4, 1998, for those purposes set forth in the notice attached hereto. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about May 1, 1998.

RECORD DATE AND VOTING SECURITIES

        The Board of Directors has fixed the close of business on April 30, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 22,103,147 shares of its common stock, par value $.01 per share ("Common Stock"). There are no other classes of voting securities of the Company outstanding. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. A proxy will be voted in the manner specified on the proxy, or if no manner is specified, it will be voted in favor of the proposals set forth in the notice attached hereto.

      The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Abstentions are counted as "shares present" at the meeting for purposes of determining the presence of a quorum while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered "shares present" with respect to any matter.

      The election of directors will be determined by a plurality of the votes cast by holders of shares of Common Stock. Cumulative voting for the election of directors is not permitted. The approval of all other matters will require the affirmative vote of holders of a majority of the shares present in person or represented by duly executed proxy at the Annual Meeting and entitled to vote on the subject matter. Accordingly, abstentions will have no effect on the outcome of the election of directors but with respect to any other proposal will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

REVOCATION OF PROXY

      Stockholders submitting proxies may revoke them at any time before they are voted by (i) notifying Douglas M. Cerny, Secretary of the Company, in writing of such revocation, (ii) by execution of a subsequent proxy sent to Mr. Cerny, or (iii) by attending the Annual Meeting in person and giving notice of revocation. Notices to Mr. Cerny referenced in (i) and (ii) should be directed to Douglas M. Cerny, Secretary, Coach USA, Inc., One Riverway, Suite 500, Houston, Texas 77056.

SOLICITATION EXPENSES

      The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

                      ELECTION OF DIRECTORS (PROPOSAL 1)

      The Company's Second Amended and Restated Certificate of Incorporation provides for three classes of directors as nearly equal in number as possible. The term of office of Class II directors expires at the 1998 Annual Meeting, the term of office of Class III directors expires at the 1999 Annual Meeting (i.e., one year of the term remaining), and the term of office of Class I directors expires at the 2000 Annual Meeting (i.e. two years of the term remaining). The directors whose terms will expire at the 1998 Annual Meeting include Richard H. Kristinik and Paul M. Verrochi, each of whom has been nominated to stand for reelection at the 1998 Annual Meeting to hold office until the 2001 Annual Meeting and until their successors are elected and qualified. Mr. Charles Busskohl has decided not to stand for re-election as a Class II Director. Kenneth Kuchin and Thomas Werbe resigned from the Board of Directors in February 1997 and 1998, respectively, in order to pursue other business opportunities.

NOMINEES FOR ELECTION

      CLASS II -- TERMS EXPIRING AT 2001 ANNUAL MEETING

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. KRISTINIK AND VERROCHI AS DIRECTORS TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS OTHERWISE SPECIFIED.

      RICHARD H. KRISTINIK, age 58, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since March 1996. Prior to that time, Mr. Kristinik was a Partner with Arthur Andersen LLP from 1973 to March 1996, serving in its Houston office for all those years, except for the period from 1979 to 1984, when he served as Managing Partner of the Tulsa office, and the period from 1985 to 1989, when he served as Managing Partner of the Denver office.

        PAUL M. VERROCHI, age 49, became a director in May 1996. Mr. Verrochi is Chairman of the Board of Directors and Chief Executive Officer of PROVANT,Inc., a publicly traded provider of corporate training and education and Chairman of the Board of Directors of BridgeStreet Accomodations, a publicly traded provider of temporary corporate housing. Mr. Verrochi served as Chairman of the Board of American Medical Response, Inc., a publicly traded provider of ambulance service, from its inception in February 1992 through March 1997, when it was purchased by Laidlaw, Inc. Since February 1992, he has also been a Principal of Exel Holdings, Ltd., and since March 1996, he has been a Principal of American Business Partners, LLC, a privately-held investment firm he co-founded. From April 1989 to December 1990, Mr. Verrochi was President of Allwaste Asbestos Abatement, Inc., a subsidiary of Allwaste, Inc. Mr. Verrochi was a founder of American Environmental Group, a regional asbestos abatement company, and served as Chairman of its Board of Directors from July 1987 until April 1989, when it was acquired by Allwaste, Inc.

      The vote of a plurality of holders of the outstanding shares of Common Stock present in person or represented by duly executed proxy at the Annual Meeting for the election of a given nominee is necessary to elect such nominee as a Class II director of the Company (i.e., the two director nominees receiving the greatest number of votes cast will be elected, regardless of the number of votes withheld from voting for the election of such director nominees).

INCUMBENT DIRECTORS

      CLASS III - TERMS EXPIRING AT 1999 ANNUAL MEETING

        STEVEN S. HARTER, age 35, has been a director of the Company since September 1995. Mr. Harter is President of Notre Capital Ventures II, L.L.C. ("Notre"), a venture capital firm which specializes in consolidating fragmented businesses and which was the principal founder of the Company, and served as Senior Vice President of Notre Capital Ventures, Ltd. from June 1993 through July 1995. Mr. Harter was the Notre principal primarily responsible for the initial public offerings of US Delivery Systems, Inc., Physicians Resource Group, Inc., Comfort Systems USA, Inc., Home USA, Inc, and Metals USA, Inc. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc., a publicly traded environmental services company.

      GERALD MERCADANTE, age 51, became a director in, and has served as Senior Vice President-Northeast Region since May 1996. Mr. Mercadante was a co-founder of Leisure Time Tours, Inc., a subsidiary of the Company ("Leisure"), and has served as President and Chief Executive Officer of Leisure since 1980.

      JOHN MERCADANTE, JR., age 53, has been a director of the Company since May 1996. Mr. Mercadante served as President and Chief Operating Officer of the Company from May 1996 to December 5, 1997. Since December 5, 1997, Mr. Mercadante has served as President of the Company. Mr. Mercadante co founded Leisure with his brother, Gerald Mercadante, in 1970 and acquired Cape Transit Corp., a subsidiary of the Company doing business as Adventure Trails ("Adventure Trails") in 1988. Mr. Mercadante has served as the President and Chief Operating Officer of Adventure Trails since 1988. Mr. Mercadante is currently the President of the Atlantic City Bus Operators Association and a director of the New Jersey Motor Bus Association, both motorcoach trade associations.

      CLASS I - TERMS EXPIRING AT 2000 ANNUAL MEETING

      FRANK P. GALLAGHER, age 54, became a director of the Company in May 1996. Mr. Gallagher served as Senior Vice President-Corporate Development of the Company from May 1996 to December 5, 1997. Since December 5, 1997, Mr. Gallagher has served as Executive Vice President and Chief Operating Officer of the Company. Mr. Gallagher is also President and Chief Executive Officer of Community Coach, Inc. and related entities, all of which are subsidiaries of the Company ("Community"). Mr. Gallagher has been President and Chief Executive Officer of Community since 1969. Mr. Gallagher currently serves as the President of the New Jersey Motor Bus Association and President of Bus Park of Atlantic City, a bus parking cooperative.

      LAWRENCE K. KING, age 41, became a director in, and has served as Senior Vice President and Chief Financial Officer of the Company since, December 1995. From 1992 until September 1995, Mr. King was Executive Vice President, Secretary, Treasurer and Chief Financial Officer of SI Diamond Technology, Inc., a publicly traded technology development company. From 1988 to 1991, he served as Assistant Secretary and Treasurer of The Permian Corporation, the general partner of Permian Partners L.P., a publicly traded crude oil, trucking, transportation and distribution master limited partnership. From 1979 to 1988, Mr. King served in a number of positions as a certified public accountant with Arthur Andersen LLP.

      WILLIAM J. LYNCH, age 55, became a director in May 1996. Mr. Lynch is a Managing Director of Capstone Partners, LLC, a special situation venture capital firm. From October 1989 to March 1996,

Mr. Lynch was a partner of the law firm of Morgan, Lewis & Bockius LLP. Mr. Lynch is an investor in Notre.

                       GENERAL INFORMATION WITH RESPECT
                           TO THE BOARD OF DIRECTORS

MEETINGS

      During the year ended December 31, 1997, the Board of Directors held four meetings and acted one time by unanimous consent. During 1997, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. There are five standing committees of the Board of Directors.

COMMITTEES OF THE BOARD

      AUDIT COMMITTEE. The Audit Committee consists of William J. Lynch (Chairman), Steven S. Harter and Paul M. Verrochi. The Audit Committee: (i) makes recommendations to the Board of Directors with respect to the independent auditors who conduct the annual examination of the Company's accounts; (ii) reviews the scope of the annual audit and meets periodically with the Company's independent auditors to review their findings and recommendations; (iii) reviews quarterly financial information and earnings releases prior to dissemination to the public; (iv) approves major accounting policies or changes thereto; and (v) periodically reviews principal internal controls to assure that the Company is maintaining a sound and modern system of financial controls. During 1997, the Audit Committee held eight meetings.

      ACQUISITION COMMITTEE. The Acquisition Committee consists of Steven S. Harter (Chairman), Richard H. Kristinik and Lawrence K. King. The Acquisition Committee reviews and monitors the strategic direction of the Company's acquisition program and, within guidelines established by the full Board of Directors, has authority to approve offers and the form of consideration to be offered for the acquisition of other businesses. In August 1997, the Board of Directors gave the Acquisition Committee authority to approve, without further full Board review, any acquisition the consideration for which is equal to or less than $10 million. During 1997, the Acquisition Committee held two meetings.

      COMPENSATION COMMITTEE. The Compensation Committee consists of Paul M. Verrochi (Chairman), Steven S. Harter and William J. Lynch. The Compensation Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. See "Report of Compensation Committee on Executive Compensation." During 1997, the Compensation Committee held five meetings.

      EXECUTIVE COMMITTEE. The Executive Committee consists of Richard H. Kristinik (Chairman), Frank P. Gallagher and John Mercadante, Jr. The Executive Committee has such authority as is delegated to it from time to time by the full Board of Directors. During 1997, the Executive Committee did not meet.

      NOMINATING COMMITTEE. The Nominating Committee consists of Frank P. Gallagher and Lawrence K. King (Thomas Werbe resigned as a Director and from the Nominating Committee in February 1998). The Nominating Committee reviews the size and composition of the Board of Directors, designates new directors by classes, interviews new director candidates and makes recommendations with respect to nominations for the election of directors. The Nominating Committee will consider suggestions from stockholders for nominees to serve as directors, if such proposals are submitted in writing to the Corporate Secretary at the Company's corporate offices. During 1997, the Nominating Committee did not meet.

DIRECTORS' COMPENSATION

      During 1997, each non-employee director was paid a fee of $2,000 for each meeting of the full Board of Directors. Non-employee directors of the Company also receive $1,000 for each committee meeting attended, unless held the same day as a meeting of the full board, and are reimbursed for all expenses relating to attendance at meetings. The Company paid aggregate fees of $33,000 to non-employee directors of the Company in connection with the Board of Directors' and committee meetings in 1997. The Company does not pay director fees to directors who also are employees of the Company. No member of the Board of Directors was paid compensation during 1997 for his service as a director of the Company other than pursuant to the standard compensation arrangement described above. Non-employee directors also receive annual stock option awards pursuant to the Company's 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1996.

      The Directors' Plan provides for the automatic grant to each non-employee director of an option to purchase 10,000 shares of Common Stock upon such person's initial election as a director. In addition, options to purchase 10,000 shares of Common Stock were granted to each of the Company's incumbent directors upon the effectiveness of the Company's registration statement relating to its initial public offering (the "Initial Public Offering") pursuant to the Directors' Plan. The Directors' Plan also provides for an automatic annual grant to each non-employee director of an option to purchase 5,000 shares of Common Stock at each annual meeting of stockholders following the Initial Public Offering; provided, however, that if the first annual meeting of stockholders following a person's initial election as a non-employee director is within three months of the date of such election, such person will not be granted an option to purchase 5,000 shares of Common Stock at such annual meeting. The options granted under the Directors' Plan will have an exercise price per share equal to the fair market value of a share at the date of grant. The options granted to Messrs. Harter, Lynch and Verrochi, effective upon the commencement of the Initial Public Offering, have an exercise price equal to $14 per share, the initial public offering price. The options granted to Messrs. Harter, Lynch and Verrochi at the annual meeting in 1997 have an exercise price equal to $27.00 per share. Options granted under the Directors' Plan will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director. Upon termination of service as a director, such options will be immediately exercisable. In addition, the Directors' Plan permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" that may be settled at future dates, as elected by the director. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth information as of April 8, 1998, with respect to beneficial ownership of the Company's Common Stock by (i) each director, (ii) each executive officer, (iii) the executive officers and directors as a group, and (iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its Common Stock. The address of all such persons is c/o Coach USA, Inc., One Riverway, Suite 500, Houston, Texas 77056 unless otherwise indicated. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. The number of shares presented below reflects the consummation of a proposed public offering (the "Proposed Offering") of Common Stock by the Company and certain of the stockholders for which a registration statement was filed on April 21, 1998. There can be no assurance that such offering will be consummated or that the stockholders will be able to sell all of the shares offered therein. The footnotes to the table set forth the number of shares being offered by each of the selling stockholders in the Proposed Offering.

                                                AMOUNT OF BENEFICIAL OWNERSHIP
                                               -------------------------------
               BENEFICIAL OWNER                    SHARES        PERCENTAGE
               ----------------                ---------------- ---------------
Richard H. Kristinik(1)........................       220,100      *
John Mercadante, Jr.(2)........................       274,707      1.1%
Douglas M. Cerny(3)............................        94,000      *
Frank P. Gallagher(4)..........................       137,260      *
Lawrence K. King(5)............................       115,500      *
Gerald Mercadante(6)...........................       618,800      2.5
Charles D. Busskohl(7).........................       210,087      *
Steven S. Harter(8)............................       319,381      *
William J. Lynch(9)............................        40,468      *
Paul M. Verrochi(10)...........................        55,000      *
T. Rowe Price Associates, Inc. (11)............     1,398,800      5.6
All officers and directors as a group (10 persons)  2,085,303      8.4

*     Less than one percent

(1) 180,000 of these shares of Common Stock are held by the Kristinik Family Partnership, of which Mr. Kristinik is a general partner. Includes 40,000 shares of Common Stock underlying options which are exercisable within 60 days; excludes (i) 145,000 shares of Common Stock underlying options which are not exercisable within 60 days and (ii) 60,000 shares which are being offered for sale in the Proposed Offering.

(2) Includes 137,774 shares of Common Stock held by Mr. Mercadante's spouse, as to which shares Mr. Mercadante disclaims beneficial ownership. Excludes (i) 105,000 shares of Common Stock underlying options which are not exercisable within 60 days and (ii) 117,718 shares which are being offered for sale in the Proposed Offering.

(3) Includes 40,000 shares of Common Stock underlying options which are exercisable within 60 days; excludes (i) 85,000 shares of Common Stock underlying options which are not exercisable within 60 days and (ii) 35,000 shares which are being offered for sale in the Proposed Offering.

(4) Includes 55,370 shares of Common Stock held by Mr. Gallagher's spouse and 6,520 shares held in a trust for the benefit of Mr. Gallagher's daughter for which Mr. Gallagher is a trustee. Includes 20,000 shares of Common Stock underlying options which are exercisable within 60 days; excludes

      (i) 130,000 shares of Common Stock underlying options which are not exercisable within 60 days and (ii) 62,550 shares, of which 28,015 are owned by Mr. Gallagher's spouse and 6,519 are held in a trust for the benefit of Mr. Gallagher's daughter, which are being offered for sale in the Proposed Offering.

(5) Includes 40,000 shares of Common Stock underlying options which are exercisable within 60 days; excludes (i) 85,000 shares of Common Stock underlying options which are not exercisable within 60 days and (ii) 38,500 shares which are being offered for sale in the Proposed Offering.

(6) Includes 93,970 shares held by Mr. Mercadante's spouse, as to which shares Mr. Mercadante disclaims beneficial ownership. Excludes (i) 25,000 shares of Common Stock underlying options which are not exercisable within 60 days and (ii) 265,200 shares, of which 40,273 are owned by Mr. Mercadante's spouse, which are being offered for sale in the Proposed Offering.

(7) These shares of Common Stock are held by two family trusts for which Mr. Busskohl is a trustee. Excludes 153,054 shares which are being offered for sale in the Proposed Offering.

(8) These shares of Common Stock are held by Harter Investment Partners, Ltd., of which Mr. Harter is a general partner. Includes 15,000 shares of Common Stock underlying options granted under the Directors' Plan which are currently exercisable. Excludes 33,714 shares held by the Victoria Harter and Phyllis Spisak Educational Trust, of which Mr. Harter's minor children are beneficiaries, as to which shares Mr. Harter disclaims beneficial ownership and which are being offered for sale in the Proposed Offering.

(9) Includes 15,000 shares of Common Stock underlying options granted under the Directors' Plan which are currently exercisable.

(10) Includes 15,000 shares of Common Stock underlying options granted under the Directors' Plan which are currently exercisable and 40,000 shares of Common Stock underlying warrants.

(11) The address of T. Rowe Price Associates, Inc. ("Price Associates") is P.O. Box 17218, Baltimore, Maryland 21203. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                              EXECUTIVE OFFICERS

      The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. Information concerning Messrs. Kristinik, Mercadante, King and Gallagher is set forth above under "Election of Directors." Information concerning Douglas M. Cerny is set forth below.

      DOUGLAS M. CERNY, age 39, served as Senior Vice President, General Counsel and Secretary of the Company from January 1996 to December 5, 1997. Since December 5, 1997, Mr. Cerny has served as Senior Vice President - Corporate Development, General Counsel and Secretary of the Company. From February 1994 through January 1996, he was Vice President and General Counsel of Medical Review Systems, Inc., a privately held health care cost-containment services company which was acquired by Equifax, Inc. in March 1995. Between March 1995 and January 1996, Mr. Cerny provided operational support in the transition of operations to Equifax, Inc. From July 1988 through February 1994, Mr. Cerny was Vice President and Corporate Counsel and then Vice President and General Counsel of Allwaste, Inc.

                      COMPENSATION OF EXECUTIVE OFFICERS

      The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (the "Named Executive Officers") during the years ended December 31, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                    COMPENSATION
                                                                        AWARDS
                                                                        ------
                                                         OTHER        SECURITIES
                                                         ANNUAL       UNDERLYING
       PRINCIPAL POSITION            YEAR    SALARY   COMPENSATION   OPTIONS (#)
       ------------------            ----    ------   ------------   -----------
Richard H. Kristinik ................1997  $150,000     $  --              --
  Chief Executive Officer ...........1996    94,355(1)     --           200,000

John Mercadante, Jr .................1997   150,000        --              --
  President .........................1996    94,355(2)   32,617(3)      100,000

Frank P. Gallagher ..................1997   150,000        --              --
  Executive Vice President
   and Chief ........................1996    94,355(2)     --           100,000
  Operating Officer

Lawrence K. King ....................1997   150,000        --              --
  Senior Vice President
   and Chief Financial ..............1996    94,355(1)     --           100,000
  Officer

Douglas M. Cerny
  Senior Vice President - Corporate..1997   150,000        --              --
  Development; General Counsel
   and Secretary ....................1996    94,355(1)   38,286(4)      100,000

-----------------
(1) Represents less than one full year's compensation; pursuant to an employment agreement between the officer and the Company, no compensation was paid to such officer until May 14, 1996, the date on which the registration statement with respect to the Company's initial public offering became effective.

(2) Represents less than one full year's compensation; pursuant to an employment agreement between the officer and the Company, such officer did not begin to earn compensation until May 17, 1996, the date of the closing of the Company's initial public offering. Does not include amounts paid to such officer by subsidiaries of the Company prior to May 17, 1996.

(3) Consists of approximately $32,617 in moving expenses and expenses relating to maintaining dual residences prior to permanent relocation to Houston.

(4) Consists of $38,286 in moving expenses and expenses relating to maintaining dual residences prior to permanent relocation in Houston.

                                 STOCK OPTIONS

      No stock options were granted to the Named Executive Officers during 1997. On January 22, 1998, the Compensation Committee approved awards under the Company's 1996 Long-Term Incentive Plan of options to purchase 25,000 shares to each of Messrs. Kristinik, Mercadante, King and Cerny and 50,000 shares to Mr. Gallagher, all at an exercise price of $30 11/16 per share.

      The following table reflects certain information concerning the number of unexercised options held by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1997.

                          YEAR END 1997 OPTION VALUES

                         NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED
                            UNEXERCISED OPTIONS           "IN-THE-MONEY" OPTIONS
                          AT DECEMBER 31, 1997(#)         AT DECEMBER 31, 1997(1)
          NAME            EXERCISABLE UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----            ----------- -------------    -----------    -------------
Richard H. Kristinik ....    40,000     160,000          $780,000     $3,120,000
John Mercadante, Jr .....    20,000      80,000           195,000        780,000
Frank P. Gallagher ......    20,000      80,000           195,000        780,000
Lawrence K. King ........    20,000      80,000           390,000      1,560,000
Douglas M. Cerny ........    20,000      80,000           390,000      1,560,000


(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The exercise price of the options granted to Messrs. Kristinik, King and Cerny is $14.00 per share and the exercise price of the options granted to Messrs. Mercadante and Gallagher is $23.75 per share. The value of unexercised options for each of the Named Executive Officers represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on December 31, 1997 ($33.50 per share).

                             STOCK PERFORMANCE GRAPH

      The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the NASDAQ Stock Market (U.S.) Index, (ii) the S&P 500 Index, (iii) a peer group stock index published by NationsBanc Montgomery Securities LLC (the "Consolidator Index"), which consists of publicly-traded companies which were formed to consolidate fragmented businesses within a particular industry (the "Consolidators") and (iv) a peer group stock index (the "Old Peer Group Index"), which consists of 12 publicly-traded companies which comprised the Company's peer group index in the Company's 1997 proxy statement. The Company believes that because the number of publicly-traded companies which it considers to be industry competitors is limited and because the investment community generally categorizes the Company together with the Consolidators, the Consolidator Index will provide the most meaningful comparison of cumulative total return for its stockholders. The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the NASDAQ Stock Market (U.S.) Index, the S&P 500 Index, the Consolidator Index and the Old Peer Group Index on May 14, 1996.

      The companies that comprise the Consolidator Index are: American Residential Services, Inc., Coinmach Laundry Corp., Comfort Systems USA, Inc., Cotelligent Group Inc., FYI Inc., Keystone Automotive Industries, Inc., Medical Manager Corp., Metals USA, Inc., PalEx, Inc., Physicians Resource Group, Inc., Service Experts, Inc., Signature Resorts, Inc., Staffmark, Inc., Telespectrum Worldwide Inc., Travel Services International, Inc., U.S. Office Products Co. and United Auto Group, Inc. The companies comprising the Consolidator Index will expand as additional consolidation companies become publicly traded.

      The 12 companies that comprise the Old Peer Group Index are: American Residential Services, Inc., Corporate Express, Inc., FYI Inc., Global DirectMail Corp., Ha-Lo Industries, Inc., Lamar Advertising Company, Metamar Worldwide, Inc., PMT Services, Inc., Rural/Metro Corp., Summit Care Corp. and U.S.
Office Products Co.

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURNS*

                               [GRAPHIC OMITTED]

                                            CUMULATIVE TOTAL RETURN
                      -------------------------------------------------------------------
                        5/14/96 6/30/96 9/30/96 12/31/96 3/31/96 7/30/97 9/30/97 12/31/97
                      -------------------------------------------------------------------
Coach USA Inc.            100    159      191     207     207      190     215     239
Consolidator Index        100    110       90      92      69       81      99      83
Old Peer Group            100     97       95      78      50       67      77      66
NASDAQ Stock Market (U.S) 100     96      100     105      99      117     137     128
S & P 500                 100    101      104     113     116      136     146     150
-----------------------------------------------------------------------------------------


      *Assumes $100 invested on May 14, 1996 in each of the Company's Common Stock, S & P 500 Index, the Nasdaq Stock Market (U.S.) Index, the Consolidator Index and the Old Peer Group Index (dividends reinvested).

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

      The Compensation Committee, subject to the approval of the Board of Directors, determines the amount and form of compensation and benefits payable to all principal officers, including the Named Executive Officers, and certain other management personnel. The Compensation Committee currently consists of three members, none of whom is a current or former employee or officer of the Company. See "General Information with Respect to the Board of Directors -- Committees of the Board."

      The Compensation Committee has instituted an executive compensation structure designed to attract and retain highly qualified executives and motivate them to maximize stockholder returns. In order to reach this goal, the Named Executive Officers compensation has been weighted toward equity options, with base compensation as set forth in the employment agreements described below. See "Employment Agreements."

      In addition to the compensation plans described below, the Compensation Committee has recommended, and the Board of Directors has approved, (i) a 401(k) retirement savings plan which enables Company employees to make pre-tax contributions to a retirement investment account, which are matched by the Company up to 50% of the first 2% of salary contributed by the employee, and
(ii) an Employee Stock Purchase Plan which enables employees to purchase shares of the Company's Common Stock at a price which is 15% less than the price available in the public market, with the Company paying all applicable brokerage fees.

BASE SALARY

      In connection with the initial public offering, the Company entered into employment agreements with each of the Named Executive Officers, including the Chief Executive Officer, which provided for an annual base salary in the amount of $150,000 and bonuses as determined from time to time. In 1996 and 1997 there were no bonuses paid to the executive officers of the Company. Because the Compensation Committee believes that the cash compensation paid to executive officers has been lower than compensation paid by other comparably sized publicly traded companies, the Compensation Committee determined in January 1998 to increase the base salary amounts for each of the Named Executive Officers to $200,000 annually.

ANNUAL BONUS PLAN

      In March 1998 the Compensation Committee recommended, and the Board of Directors approved, an annual bonus plan (the "Annual Bonus Plan"). The purpose of the Annual Bonus Plan is to provide senior management as well as other key employees with additional performance incentives in the form of an annual bonus to be paid in recognition of meeting certain financial or operational goals to be set on an annual basis. Bonus levels vary in accordance with levels of responsibility within the Company, with senior executives eligible to receive a bonus of up to 100% of annual salary and key employees eligible to receive bonuses ranging from 15% to 75% of annual salary. Up to half of such annual bonus for the Named Executive Officers and certain other senior executives is expected to be paid with grants of restricted stock under the Company's 1996 Long-Term Incentive Plan. See "Amendment and Restatement of the 1996 Long-Term Incentive Plan."

1996 LONG-TERM INCENTIVE PLAN

      In March 1996, the Board of Directors and the Company's stockholders approved the Company's 1996 Long-Term Incentive Plan (the "Plan"). The terms and administration of the Plan are more completely described under "Amendment and Restatement of the 1996 Long-Term Incentive Plan" herein. On January 22, 1998, the Compensation Committee recommended, and the Board of Directors approved, the grant, under the Plan, of options to purchase 25,000 shares of Common Stock to each of Messrs. Kristinik, John Mercadante, Jr., King and Cerny and of options to purchase 50,000 shares of Common Stock to Mr. Gallagher, all at an exercise price of $30 11/16. The Committee believes that such grants are appropriate given the financial and operational performance of the Company in 1997.

      This report is furnished by the Compensation Committee of the Board of Directors.

                                    Paul M. Verrochi, CHAIRMAN
                                    Steven S. Harter
                                    William J. Lynch

                             EMPLOYMENT AGREEMENTS

      Messrs. John Mercadante, Jr. and Gallagher each entered into an employment agreement, effective as of May 17, 1996, with the Company and one of the companies that merged with and into and became a wholly-owned subsidiary of the Company in connection with the Initial Public Offering, providing for an annual base salary of $150,000 and a bonus to be determined annually. The Company increased the annual salary payable pursuant to each of these agreements to $200,000 for 1998. Each employment agreement is for a term of five years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the Company without cause during the first three years of the employment term (the "Initial Term"), the employee will be entitled to receive from the Company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment without cause during the final two years of the initial five-year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Mr. Busskohl has entered into an employment agreement with a subsidiary of the Company containing substantially similar terms.

      Messrs. Kristinik, Cerny and King each entered into an employment agreement with the Company, effective as of May 17, 1996, providing for an annual base salary of $150,000 and a bonus to be determined annually. The Company increased the annual salary payable pursuant to each of these agreements to

$200,000 for 1998. Each employment agreement is for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of termination of employment by the Company without cause, the employee will be entitled to receive from the Company an amount equal to one year's salary, payable in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the initial three-year term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. In addition, the non competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination.

      Each employment agreement contains a covenant not to compete with the Company for a period equivalent to the longer of two years immediately following termination of employment, or in the case of or termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES OF FACILITIES

      The Company leases a number of properties from former owners of acquired businesses who are, or are affiliates of, certain of the Company's executive officers and directors. In 1997, the Company paid affiliates of Kenneth Kuchin, Frank P. Gallagher, Gerald Mercadante, Charles Busskohl and Thomas Werbe $342,000, $195,000, $77,000, $76,000 and $302,500, respectively, in annual rentals for such properties. The Company believes that these amounts do not exceed the fair market rental value for such properties.

OTHER TRANSACTIONS

      The Company entered into agreements, effective as of March 21, 1996, with each of Exel Holdings, Ltd. and Exel Motorcoach Partners LLC (collectively referred to as "Exel") whereby Exel provided introductions to other motorcoach businesses and other consulting services for a term of three years. Mr. Verrochi is a principal of Exel.

      These agreements were terminated on June 24, 1997. The Company paid $275,000 in cash for services rendered by Exel in 1997 and issued a warrant on June 26, 1997 to Exel to purchase 100,000 shares of Common Stock at an exercise price of $26.00 per share. The warrant is exercisable beginning six months from, and expires two years after, the date of issuance.

COMPANY POLICY

      The Board of Directors of the Company has instituted a policy, effective as of March 21, 1996, requiring all transactions between the Company and its officers, directors and holders of more than 5% of the Common Stock to be approved by the majority of the Board of Directors, including a majority of the disinterested Directors.

                           AMENDMENT AND RESTATEMENT
               OF THE 1996 LONG-TERM INCENTIVE PLAN (PROPOSAL 2)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE COMPANY'S 1966 LONG-TERM INCENTIVE PLAN. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE AMENDMENT AND RESTATEMENT OF THE 1996 LONG-TERM INCENTIVE PLAN UNLESS OTHERWISE SPECIFIED. THE FULL TEXT OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN IS ATTACHED HERETO AS ANNEX I.

BACKGROUND OF AMENDMENT

        Under the terms of the Plan, the Company has the ability to issue awards not to exceed the greater of 1,500,000 shares or 15% of the aggregate number of shares of Common Stock outstanding. The Board has adopted and recommended for approval by the stockholders an increase in the number of shares available for grant under the Plan. Because over 90% of the options available under the Plan have been granted, the Board believes that increasing such limit to the greater of 4,000,000 shares or 18% of the aggregate number of shares of Common Stock outstanding will allow the Company to continue building management infrastructure and incentives pursuant to its acquisition program. As part of the amendment and restatement, the name of the Plan will be changed to the "1998 Long-Term Incentive Plan." All options and other awards made under the former version of the Plan will remain outstanding under the Plan as amended and restated.

AMENDED AND RESTATED PLAN

      The purpose of the Plan is to provide senior management as well as other executive officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs"); (iii) restricted or deferred stock; (iv) dividend equivalents; and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

      The Compensation Committee administers the Plan and generally selects the individuals who will receive awards and the terms and conditions of those awards. As amended, the maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 4,000,000 shares or 18% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock attributable to awards which have expired or been terminated, canceled or forfeited are available for issuance or use in connection with future awards.

      The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

                     APPOINTMENT OF AUDITORS (PROPOSAL 3)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 1998. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS UNLESS OTHERWISE SPECIFIED.

      At the Annual Meeting a vote will be taken on the proposal to ratify the appointment by the Board of Directors of Arthur Andersen LLP, independent certified public accountants, as auditors of the Company's consolidated financial statements for the year ending December 31, 1998. Arthur Andersen LLP audited the consolidated financial statements of the Company for the year ended December 31, 1996 and December 31, 1997.

      Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to appropriate questions.

                      SECTION 16(A) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

      Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1997, the Company believes that all Section 16(a) reporting requirements related to the Company's directors, officers and ten percent beneficial owners were timely filed during 1997.

                                ANNUAL REPORTS

      The Company's Annual Report to stockholders, together with its Annual Report on Form 10-K, accompanies this Proxy Statement. The Company filed its Annual Report on Form 10-K with the Securities and Exchange Commission on March 24, 1998. Additional copies of the Form 10-K, including any financial statements and schedules and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder. Written requests for copies of the report should be directed to Douglas M. Cerny, Secretary, Coach USA, Inc., One Riverway, Suite 500, Houston, Texas 77056.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 1, 1999, and must otherwise comply with the requirements of Rule l4a-8 under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

      The Board of Directors knows of no matters that are expected to be presented at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

                                                                       ANNEX I

                                COACH USA, INC.

                         1998 LONG-TERM INCENTIVE PLAN

      1. PURPOSE. The purpose of this 1998 Long-Term Incentive Plan (the "Plan") of Coach USA, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward employees of and consultants and service providers to the Company and its Subsidiaries, and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders. The Plan is an amendment and restatement of the Coach USA, Inc. 1996 Long-Term Incentive Plan ("1996 Plan"), and all outstanding Awards under the 1996 Plan are continued without interruption or change under the Plan.

      2. DEFINITIONS. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." For purposes of the Plan, the following additional terms shall be defined as set forth below:

            (a) "Award Agreement" means any written agreement, contract, notice or other instrument or document evidencing an Award.

            (b) "Beneficiary" shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

            (c) "Board" means the Board of Directors of the Company.

            (d) A "Change in Control" shall be deemed to have occurred if: (i) any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Exchange Act) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50 percent or more of the total voting power of all of the then-outstanding voting securities of the Company; (ii) the following individuals no longer constitute a majority of the members of the
Board: (A) the individuals who, as of the closing date of the Initial Public Offering, constitute the Board (the "Original Directors"); (B) the individuals who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (C) the individuals who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election); (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75 percent of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75 percent of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (iv) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50 percent or more of the total assets of the Company).

            (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

            (f) "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; PROVIDED, HOWEVER, that, to the extent necessary to comply with Rule 16b-3, the Committee shall consist of two or more directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3.

            (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

            (h) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, PROVIDED, HOWEVER, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as reported in THE WALL STREET JOURNAL (or other reporting service approved by the Committee).

            (i) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

            (j) "Participant" means a person who, at a time when eligible under
Section 5 hereof, has been granted an Award under the Plan.

            (k) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

            (l) "Stock" means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

            (m) "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

      3.    ADMINISTRATION.

            (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan: (i) to select persons to whom Awards may be granted; (ii) to determine the type or types of Awards to be granted to each such person; (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(e) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award; (iv) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered; (v) to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant; (vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;
(vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan; (viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and (ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

            (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company,

Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law.

            (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee ofthe Company or any subsidiary, the Company's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

      4.    STOCK SUBJECT TO PLAN.

            (a) AMOUNT OF STOCK RESERVED. The total amount of Stock that may be subject to outstanding awards, determined immediately after the grant of any Award, shall not exceed the greater of 4,000,000 shares of Stock or 18% of the total number of shares of Stock outstanding at the time of such grant. Notwithstanding the foregoing, the number of shares that may be delivered upon the exercise of ISOs shall not exceed 500,000, subject in each case to adjustment as provided in Section 4(c), and the number of shares that may be delivered as Restricted Stock and Deferred Stock (other than pursuant to an Award granted under Section 7(e)) shall not in the aggregate exceed 500,000, provided, however, that shares subject to ISOs, Restricted Stock or Deferred Stock Awards shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares to the Participant. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant's Account.

            (b) ANNUAL PER-PARTICIPANT LIMITATIONS. During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 250,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of

Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

            (c) ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for the ISOs and Restricted and Deferred Stock, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(c) with respect to ISOs or SARs in tandem therewith to the extent that such authority would cause the Plan to fail to comply with Section 422(b)(1) of the Code, and no such adjustment shall be authorized with respect to Options, SARs or other Awards subject to Section 7(e) to the extent that such authority would cause such Awards to fail to qualify as "qualified performance-based compensation" under Section 162(m)(4)(C) of the Code.

      5. ELIGIBILITY. Employees of the Company and its Subsidiaries, including any director or officer who is also such an employee, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards under the Plan. In addition, a person who has been offered employment by the Company or its Subsidiaries is eligible to be granted an Award under the Plan, provided that such Award shall be canceled if such person fails to commence such employment, and no payment of value may be made in connection with such Award until such person has commenced such employment.

      6.    SPECIFIC TERMS OF AWARDS.

            (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as provided in Section 6(f), 6(h), or 7(a), or to the extent required to comply with requirements of the Delaware General Corporation Law that lawful consideration be paid for Stock, only services may be required as consideration for the grant (but not the exercise) of any Award.

            (b) OPTIONS. The Committee is authorized to grant Options (including "reload" options automatically granted to offset specified exercises of Options) on the following terms and conditions ("Options"): (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that, except as provided in
Section 7(a), such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option. (ii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants. (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the effective date of the Plan and ISOs may only be granted to employees of the Company and its Subsidiaries. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless requested by the affected Participant.
(iv) TERMINATION OF EMPLOYMENT. Unless otherwise provided in the Award Agreement or determined by the Committee, upon termination of a Participant's employment or service with the Company and its Subsidiaries, such Participant may exercise any Options during the three-month period following such termination of employment or service, but only to the extent such Option was exercisable immediately prior to such termination of employment. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Participant shall terminate as of the termination of employment.

            (c) STOCK APPRECIATION RIGHTS. The Committee is authorized to grant SARs on the following terms and conditions ("SARs"):

                  (i) RIGHT TO PAYMENT. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

                  (ii) OTHER TERMS. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

            (d) RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock on the following terms and conditions ("Restricted Stock"):

                  (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

                  (ii) FORFEITURE. Except as otherwise determined by the
            Committee, upon termination of employment or service (as determined under criteria established by the Committee) with the Company and its Subsidiaries during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; PROVIDED, HOWEVER, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

                  (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company may retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                  (iv) DIVIDENDS. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

            (e) DEFERRED STOCK. The Committee is authorized to grant Deferred Stock subject to the following terms and conditions ("Deferred Stock"):

                  (i) AWARD AND RESTRICTIONS. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

                  (ii) FORFEITURE. Except as otherwise determined by the
            Committee, upon termination of employment or service (as determined under criteria established by the Committee) with the Company and its Subsidiaries during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; PROVIDED, HOWEVER, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

            (f)   BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS.  The

Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

            (g)   DIVIDEND EQUIVALENTS.  The Committee is authorized to grant

Dividend Equivalentsentitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock ("Dividend Equivalents"). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

            (h) OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries ("Other Stock Based Awards"). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this
Section 6(h).

      7.    CERTAIN PROVISIONS APPLICABLE TO AWARDS.

            (a)   STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE

AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary or any business entity or part thereof to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

            (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; PROVIDED, HOWEVER, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

            (c) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

            (d) LOAN PROVISIONS. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

            (e) PERFORMANCE-BASED AWARDS. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(e), in order to qualify such Award as "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. The performance objectives for an Award subject to this
Section 7(e) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(e). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(e) shall be selected exclusively from among the following: (1) annual return on capital; (2) annual earnings per share; (3) annual cash flow provided by operations; (4) changes in annual revenues; (5) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures; and/or (6) stock price. The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(e), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(e).

            (f)   ACCELERATION UPON A CHANGE OF CONTROL.  Notwithstanding

anything contained herein to the contrary, unless otherwise provided by the Committee in an Award Agreement, all conditions and restrictions relating to an Award, including limitations on exercisability, risks of forfeiture and conditions and restrictions requiring the continued performance of services or the achievement of performance objectives with respect to the exercisability or settlement of such Award, shall immediately lapse upon a Change in Control and all performance objectives shall be deemed to have been achieved at the maximum level.

      8.    GENERAL PROVISIONS.

            (a)   COMPLIANCE WITH LAWS AND OBLIGATIONS.  The Company shall

not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

            (b) LIMITATIONS ON TRANSFERABILITY. Awards and other rights under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a- I (c) under the Exchange Act, will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; PROVIDED, HOWEVER, that nonqualified stock options may be transferred, with the consent of the Committee, to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent then permitted under Rule 16b-3, consistent with the registration of the offer and sale of Stock on Form S-8 or Form S-3 or a successor registration form of the Securities and Exchange Commission, and permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors.

            (c)   NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE.  Neither the

Plan nor any action taken hereunder shall be construed as giving any employee or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee's employment or other person's service at any time.

            (d) TAXES. The Company and any Subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations and to condition the exercise or payment of an Award upon the Participant's satisfaction of such tax withholding obligations. In addition, a Participant who is subject to Section 16(b) of the Exchange Act may direct the Company to withhold shares of Stock from an Award to satisfy his tax withholding obligations.

            (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.

            (f)   NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS.  No Participant

or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

            (g)   UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS.  The Plan

is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; PROVIDED, HOWEVER, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

            (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

            (i) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

            (j) COMPLIANCE WITH CODE SECTION 162(M). It is the intent of the Company that employee Options, SARs and other Awards designated as Awards subject to Section 7(e) shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m). Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

            (k) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

            (l)   EFFECTIVE DATE; PLAN TERMINATION.  This Plan amendment and restatement of the 1996 Plan shall become effective as of the date of its approval by the stockholders of the Company, and shall continue in effect until terminated by the Board; PROVIDED, HOWEVER, no ISOs may be granted after the 10th anniversary of the date the Plan (as amended and restated) was adopted by the Board.

                                COACH USA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
             SOLICITED BY THE BOARD OF DIRECTORS OF COACH USA, INC.

    The undersigned hereby appoints Richard H. Kristinik and Douglas M. Cerny, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Coach USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on June 4, 1998, or at any adjournment or postponement thereof, as follows:
    Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

                       PROPOSAL 1: ELECTION OF DIRECTORS

[ ] FOR all nominees listed below               [ ] WITHHOLD AUTHORITY for all
                                                    nominees listed below

    Richard H. Kristinik and Paul M. Verrochi to hold office until the 2001 Annual Meeting and until their successors are elected and qualified.

    INSTRUCTION: to withhold authority to vote for any individual nominee or nominees, write the appropriate name or names in the space provided here.

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     PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

                 [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

     PROPOSAL 3: APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR THE COMPANY

                 [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

                (Continued, and to be signed, on the other side)

    Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. [ ]

    ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, "FOR"
PROPOSAL 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

    YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

  PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

                                          Dated: _______________________ , 1998

                                          ______________________________________
                                                        Signature

                                          Please sign exactly as name appears on
                                          this card. Joint owners should each
                                          sign. Executors, administrators,
                                          trustees, etc. should give their full
                                          titles.